Exhibit 99.6

                             FIRST AMENDMENT TO THE
                           SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                             RD PROPERTIES, L.P. VI


          First Amendment dated as of ________, 1998 by and among RD New York VI LLC (the "General Partner"), as general partner of RD Properties, L.P. VI (the "Partnership") and the entities listed on Schedule A hereto as limited partners.

          WHEREAS, the parties hereto entered into the Second Amended and Restated Agreement of Limited Partnership as of January 1, 1998 (the "Partnership Agreement").

          WHEREAS, the parties desire to amend Section 6.1(e)(i) of the Partnership Agreement to more accurately reflect the understanding of the parties.

          NOW THEREFORE the parties hereto hereby agree as follows:

          1. Definitions. Terms not otherwise defined in this Amendment have the same meanings as in the Partnership Agreement.

          2. Distribution of Shares. (a) Section 6.1(e)(i) of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

               (e) (i) Each Limited Partner shall have the right to cause the Partnership to distribute to it a number of Shares as determined in accordance with the following formula, at or about the times indicated below:

               (A) At any time commencing after the eighteenth (18th) month after the Closing Date, the product of (i) one-third of the number of Shares then held by the Partnership and (ii) the Limited Partner's Interest Percentage;

               (B) At any time commencing after the twenty-fourth (24th) month after the Closing Date, (i) the product of (x) two-thirds of (1) the number of Shares originally acquired by the Partnership plus (2) any additional Shares acquired subsequent to the Closing Date and (y) the Limited Partner's Interest Percentage; less (ii) any Shares distributed to the Limited Partner pursuant to Section 6.1(e)(i)(A);

               (C) At any time commencing after the thirtieth (30th) month after the Closing Date, (i) the product of (x) all Shares acquired by the Partnership since the Closing Date and (y) the Limited Partner's Interest Percentage; less any Shares previously distributed to the Limited Partner pursuant to Sections 6.1(e)(i)(A) and (B).

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          (b) To the extent Section 6.10 of the Partnership Agreement conflicts with the provisions of Section 6.1(e)(i) (as amended by this Amendment), the provisions of Section 6.1(e)(i) shall control.

          3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

          4. Continuing Effect. Except as amended by this Amendment, the Partnership Agreement remains unchanged and in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF the undersigned have hereto set their hands as of the day and year first above written.

GENERAL PARTNER:
                                              RD New York VI, LLC, a
                                              Delaware limited liability company

                                                  /s/ Ross Dworman
                                              ----------------------------------
                                              By:  Ross Dworman

LIMITED PARTNERS:

                                              Yale University, a Connecticut
                                              Corporation

                                              By: /s/ David F. Swensen
                                                 -------------------------------
                                                  Name:  David F. Swensen
                                                  Title: Chief Investment
                                                          Officer

                                              State Street Bank & Trust
                                              as Trustee for the Yale
                                              University Retirement Plan
                                              for Staff Employee


                                              By: /s/ Michael X. Richey
                                                 -------------------------------
                                                  Name:  Michael X. Richey
                                                  Title: Vice President


                                              The Vanderbilt University


                                              By:  /s/ William T. Spitz
                                                 -------------------------------
                                                  Name:  William T. Spitz
                                                  Title:  Treasurer

                                              Carnegie Corporation of
                                              New York


                                              By:  Jeanmarie C. Grisi
                                                 -------------------------------
                                                  Name:  Jeanmarie C. Grisi
                                                  Title:  Treasurer


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